Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231072

PROSPECTUS

Lonestar Resources US Inc.

$300,000,000

Class A Voting Common Stock

We may offer and sell up to $300,000,000 of shares of our Class A voting common stock, par value $0.001 (the “Common Stock” or “Class A Common Stock”), in amounts and at prices we will determine at the time of our acquisitions of businesses, assets (including mineral interests) or securities of other companies by us or our subsidiaries, whether by purchase, merger or any other form of acquisition or business combination. This prospectus provides you with a general description of the securities.

The amount and type of consideration that we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities that we may acquire. We may structure business acquisitions in a variety of ways, including acquiring real property interests, stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We expect that the price of any common stock we issue pursuant to this prospectus will be related to its market price, either when we agree to the particular acquisition, when we issue the common stock or during some other negotiated period. We may issue common stock at fixed offering prices, which may be changed, or at other negotiated prices.

We expect to pay all expenses of any offerings made pursuant to this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing this common stock, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We may also permit individuals or entities who have received or will receive common stock in connection with the acquisitions described above to use this prospectus to cover resales of that common stock. If this happens, we will not receive any proceeds from the sale of that common stock. See “Resale of Shares” for information relating to resales of our common stock pursuant to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS ” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “LONE.” On May 8, 2019, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $3.58 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and issue an aggregate of up to $300,000,000 in common stock in connection with the acquisition by us or our subsidiaries of other businesses, assets or securities. All of the common stock offered by this prospectus may, subject to certain conditions, also be subsequently offered and resold from time to time pursuant to this prospectus by stockholders who receive our common stock in those acquisitions.

This prospectus gives you a general description of the common stock that we may offer. Once we know the actual information concerning a specific acquisition, we may provide further information either by means of a post-effective amendment to the registration statement of which this prospectus is a part, or by means of a prospectus supplement. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the information provided under the heading “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information; Incorporation by Reference” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Lonestar Resources US Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information presented in this prospectus and any accompanying prospectus supplement may contain forward-looking statements that are subject to a number of known and unknown risks, uncertainties, and other important factors, many of which are beyond our control. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this offering memorandum, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and any accompanying prospectus supplement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect, including:

•	discovery and development of crude oil, NGLs and natural gas reserves;

•	cash flows and liquidity;

•	business and financial strategy, budget, projections and operating results;

•	timing and amount of future production of crude oil, NGLs and natural gas;

•	amount, nature and timing of capital expenditures, including future development costs;

•	availability and terms of capital;

•	drilling, completion, and performance of wells;

•	timing, location and size of property acquisitions and divestitures;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic and business conditions; and

•	our plans, objectives, expectations and intentions.

All forward-looking statements speak only as of the date of this prospectus and any accompanying prospectus supplement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus and any accompanying prospectus supplement are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations in the section “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our Quarterly Reports on Form 10-Q.

These important factors include risks related to:

•	variations in the market demand for, and prices of, crude oil, NGLs and natural gas;

•	proved reserves or lack thereof;

•	estimates of crude oil, NGLs and natural gas data;

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing to fund our operations;

•	borrowing capacity under our credit facility;

•	general economic and business conditions;

•	failure to realize expected value creation from property acquisitions;

•	uncertainties about our ability to find, develop or acquire additional oil and natural gas resources;

•	uncertainties with regards to our drilling schedules;

•	expiration of leases on our undeveloped leasehold assets;

•	our dependence upon several significant customers for the sale of most of our crude oil, natural gas and NGL production;

•	counterparty credit risks;

•	competition within the crude oil and natural gas industry;

•	technology risks;

•	the concentration of our operations;

•	drilling results;

•	potential financial losses or earnings reductions from our commodity price risk management programs;

•	potential adoption of new governmental regulations; and

•	our ability to satisfy future cash obligations and environmental costs.

The forward-looking statements relate only to events or information as of the date on which the statements are made in this prospectus and any accompanying prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

THE COMPANY

Lonestar Resources US Inc., a Delaware corporation, is an independent oil and gas company, focused on the acquisition, development and production of unconventional oil, NGLs and natural gas properties in the Eagle Ford Shale in Texas, where it has accumulated approximately 78,193 gross (57,491 net) acres in what it believes to be the formation’s crude oil and condensate windows as of December 31, 2018. It operates in one industry segment, which is the exploration, development and production of oil, NGLs and natural gas.

Our principal executive offices are located at 111 Boland Street, Suite 301, Fort Worth, TX 76107, and our telephone number is (817) 921-1889.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Offering and Our Class A Common Stock

We do not intend to pay dividends on our Class A Common Stock. Consequently, your only opportunity to achieve a return on your investment is if the price of our Class A Common Stock appreciates.

We do not plan to declare dividends on shares of our Class A Common Stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in us will be if you sell your Class A Common Stock at a price greater than you paid for it. There is no guarantee that the price of our Class A Common Stock that will prevail in the market will ever exceed the price that you pay in this offering.

Future sales of our Class A Common Stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We may sell additional shares of Class A Common Stock in subsequent public offerings. We may also issue additional shares of Class A Common Stock or convertible securities.

We cannot predict the size of future issuances of our Class A Common Stock or securities convertible into Class A Common Stock or the effect, if any, that future issuances and sales of shares of our Class A Common Stock will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Common Stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our Class A Common Stock.

Our Amended and Restated Certificate of Incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A Common Stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Class A Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Class A Common Stock.

ACQUISITION PROGRAM; PLAN OF DISTRIBUTION

This prospectus covers shares of common stock that we may issue from time to time in connection with acquisitions of businesses, assets (including mineral interests) or securities of other companies by us or our subsidiaries. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including, but not limited to, stock options, cash, notes or other evidences of debt, assumption of liabilities or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

We expect the terms of acquisitions involving the issuance of the shares of common stock covered by this prospectus to be determined by direct negotiations between our representatives and the owners or controlling persons of the businesses, assets or securities to be acquired. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired, its proprietary assets, earning power, cash flow and growth potential, and the market value of its common stock when pertinent. We expect that the shares of our common stock issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of our common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We will pay all expenses of any offerings under this prospectus. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by reference to our Certificate of Incorporation of the Company, Certificate of Amendment to Certificate of Incorporation of the Company effective as of December 22, 2017, Certificate of Amendment to Certificate of Incorporation of the Company dated May 24, 2017, Certificate of Designations of Series A-1 Convertible Participating Preferred Stock (“Series A-1 Preferred Stock”), Certificate of Designations of Series A-2 Convertible Participating Preferred Stock, Certificate of Designations of Series B Convertible Preferred Stock (“Series A-2 Preferred Stock”), and Amended and Restated Bylaws of the Company, which are included as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7, respectively.

Common Stock

We are authorized to issue up to 100,000,000 shares of Class A Common Stock, $0.001 par value per share, and 5,000 shares of Class B non-voting common stock (“Class B Non-Voting Common Stock”), $0.001 par value per share.

Holders of our Class A Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Except as required by law, the holders of our Class B Non-Voting Common Stock will not be entitled to vote on matters voted on by stockholders.

Holders of our Class A and Class B common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends; provided, however, that any dividend upon the common stock that is payable in common stock shall be paid only in Class A Common Stock to the holders of Class A Common Stock and only in Class B Non-Voting Common Stock to the holders of Class B Non-Voting Common Stock.

Holders of our common stock do not have any conversion, redemption or pre-emptive rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of shares of our common stock will be entitled to receive all of the remaining assets of the company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them, regardless of whether such shares are Class A Common Stock or Class B Non-Voting Common Stock.

Any outstanding shares of our common stock are fully paid and non-assessable.

We do not have any shares of Class B Non-Voting Common Stock Outstanding. The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series, including but not limited to our Series A-1 Preferred Stock and our Series A-2 Preferred Stock, and to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Series A-1 Preferred Stock

We currently have 93,849 shares of Series A-1 Preferred Stock outstanding. At a stockholder’s meeting on November 3, 2017, holders of a majority of our outstanding common stock approved the issuance of our common stock upon the conversion of all shares of Series A-1 Preferred Stock issued or issuable pursuant to the Amended and Restated Securities Purchase Agreement, dated as of June 15, 2017, by and between the Company and Chambers Energy Capital III, LP. Holders of Series A-1 Preferred Stock may convert such shares into shares of our common stock at their option. The Series A-1 Preferred Stock votes on an as converted basis on all matters submitted to a vote of our common stock and, separately, votes as a class with respect to certain matters that could potentially affect the Series A-1 Preferred Stock.

Series A-2 Preferred Stock

We do not have any shares of Series A-2 Preferred Stock outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may be considered as having an anti-takeover effect, such as the following provisions:

•	requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting;

•

requiring the affirmative vote of 66 2⁄3% of the voting power of all then outstanding shares entitled to vote in order for stockholders to adopt, amend or repeal any provision of our Bylaws or Certificate of Incorporation; and

•

providing that the number of directors shall be fixed from time to time by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) or by the stockholders. Newly created directorships resulting from any increase in our authorized number of directors will be filled only by a majority vote of our board of directors then in office, whether or not such directors number less than a quorum, and directors so chosen will serve for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires or until such director’s successor shall have been duly elected and qualified.

We are also subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which in general prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The above-summarized provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

RESALE OF SHARES

In general, the persons to whom we issue Common Stock under this prospectus, which we refer to as selling stockholders, will be able to offer and resell the shares they receive pursuant to this prospectus in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive Common Stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares offered hereby. As used in this prospectus, the term “selling stockholders” includes any donees, pledges, transferees and other successors-in-interest selling shares received from a named selling stockholder. However, no person who receives any shares under this prospectus will be authorized to use this prospectus for an offer of such shares without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

Selling stockholders may sell shares of Common Stock:

•	through the Nasdaq Global Select Market or any other securities exchange or quotation service on which our shares have been approved for listing or trading in the future;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Selling stockholders may sell their shares at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. The transactions above may include block transactions. We do not expect to receive any of the proceeds from any sale of shares by a selling stockholder.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling stockholders and/or the purchasers of securities. Selling stockholders and any brokers, dealers, underwriters or agents that participate with a selling stockholder in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We may pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

We may agree to indemnify selling stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.

Selling stockholders may also offer and sell any shares acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

If required by the Securities Act and the rules of the SEC, at the time a particular offer of a resale of shares is made a supplement to this prospectus will be delivered that identifies the selling stockholders and will provide information about them and describe any material arrangements for the distribution of shares and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling stockholder. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

LEGAL MATTERS

Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Estimates of our oil, natural gas liquids and natural gas reserves and related future net cash flows and present values thereof related to our properties as of December 31, 2018 have been incorporated by reference herein in reliance upon the proved reserves estimates prepared by independent petroleum engineers, W.D. Von Gonten & Co. We have included these estimates in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.lonestarresources.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 13, 2019.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2019.

•	Our Current Report on Form 8-K filed with the SEC on March 14, 2019.

•

The description of our Common Stock contained in Form 10 for registration of securities under the Exchange Act, filed with the SEC on December  31, 2015 and any amendment or report filed with the SEC for the purpose of updating, changing or otherwise modifying the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

LONESTAR RESOURCES US INC.

111 BOLAND STREET, SUITE 301

FORT WORTH TX 76107

(817) 921-1889

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that is incorporated by reference herein or therein, is accurate of any date other than its respective date.